Exhibit 5

                           DAVIS POLK & WARDWELL
                           450 Lexington Avenue
                           New York, N.Y.  10017


                                                June 16, 1998


Trans World Airlines, Inc.
One City Centre
515 N. Sixth Street
St. Louis, Missouri 63101

      Re: Registration Statement on Form S-3

Ladies and Gentlemen:

      We have served as counsel for Trans World Airlines, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of 3,218,624 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock").

      We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the Securities as we have deemed necessary and advisable.

      In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate public officials.

      We express no opinion as to matters under or involving laws of any jurisdiction other than the State of Delaware and its political subdivisions.

      Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

       i. the Company is a corporation validly existing under the laws of the State of Delaware;

       ii. the issuance and sale of the Common Stock have been duly and validly authorized; and

       iii. the Common Stock when issued will be fully paid, non-assessable and free of preemptive rights.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Davis Polk & Wardwell